Exhibit 99.1

Bacterin International Holdings, Inc Awarded Agreement with Premier, Inc.

June 24, 2015 – Bacterin International Holdings, Inc. (OTCQX: BONE) has been awarded a new group purchasing agreement for the Bone Tissue Synthetic Implantable Products Category with Premier, Inc. Effective July 1st, 2015, the new agreement allows Premier members, at their discretion, to take advantage of special pricing and terms pre-negotiated by Premier for its members. Bacterin's contracted product portfolio includes OsteoSponge®, OsteoSelect® DBM Putty, OsteoWrap®, BacFast®, hMatrix® ADM, sports medicine allografts, and traditional allografts.

"We are excited to continue our successful relationship with Premier, which operates one of the nation's largest GPOs," said Bob Di Silvio, President of Bacterin. "Bacterin and Premier are focused on delivering quality products that are safe and clinically effective. This partnership and the ensuing collaboration with Premier Members allows both companies to continue to develop longer term programs that improve the way patient care is delivered nationwide.”

Bacterin recently formed a national accounts team with a focus on driving revenues through contract utilization. In addition to Bacterin's GPO initiative, this team creates and executes strategies with Integrated Delivery Networks (IDNs) and various health systems, regionally and nationally. Bacterin entered into its first contract with Premier in July, 2012.

About Premier, Inc.

Premier, Inc. is a leading healthcare improvement company, uniting an alliance of approximately 3,400 U.S. hospitals and 110,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier's news and investor sites on www.premierinc.com.

About Bacterin

Bacterin International Holdings, Inc. (OTCQX: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company's sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to obtain shareholder approval of financing transactions; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company's ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com